Exhibit 99.1

MICHAEL FOODS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated balance sheet of Michael Foods, Inc. (a wholly owned subsidiary of M-Foods Holdings, Inc.) as of September 30, 2003 gives effect to the sale of its dairy products business, consisting of the development, manufacturing, processing, distribution, marketing and sales of coffee creamers, half & half, whipping cream, soft-serve mix and other specialty dairy items, as if it had occurred on September 30, 2003. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2003 and the fiscal year ended December 31, 2002, give effect to the disposition as if it had occurred at the beginning of each of the periods presented.

Unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results that actually would have been realized had the assets been sold during these periods. Additionally, the future consolidated financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in values not currently identified due to post-closing adjustments and reconciliations, which could result in adjustment to, among other items, the ultimate gain in connection with the sale of the dairy products business and the interest expense associated with the repayment of debt with the sale proceeds.

The unaudited pro forma condensed consolidated financial information has been prepared, and should be read in conjunction, with the historical consolidated financial statements and related notes thereto of Michael Foods, Inc., and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Michael Foods, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 along with Michael Foods, Inc.’s Quarterly Report on Form 10-Q as of September 30, 2003 filed with the Securities and Exchange Commission ( SEC ).

To the extent that this pro forma financial information is forward looking, it is made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect assumptions and involve a number of risks and uncertainties, which may be beyond Michael Foods, Inc.’s control, including the risk factors discussed in Michael Foods, Inc.’s Form 10-K for the fiscal year ended December 31, 2002 and its other SEC filings.

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2003

(Unaudited, dollars in thousands)

	September 30, 2003 (Historical)	Pro Forma Adjustments (7)		Pro Forma
ASSETS
Current assets
Cash and equivalents	$25,316	$(5,638	)(1)	$19,678
Accounts receivable, less allowances	106,162	—		106,162
Inventories	89,681	—		89,681
Prepaid expenses and other	10,921	—		10,921
Assets held for sale	58,909	(58,909	)(2)	—

Total current assets	290,989	(64,547)		226,442
Property, plant and equipment, net	230,725	—		230,725
Goodwill	336,094	—		336,094
Joint ventures and other assets	33,050	(3,286	)(3)	29,764

	369,144	(3,286)		365,858

	$890,858	$(67,833)		$823,025

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Current maturities of long-term debt	$13,841	$—		$13,841
Accounts payable	66,931	—		66,931
Accrued liabilities
Compensation	14,076	—		14,076
Insurance	8,841	—		8,841
Customer programs	40,983	—		40,983
Income taxes	10,748	(5,555	)(4)	5,193
Interest	14,615	(1,575	)(1)	13,040
Hedging derivative liability	6,943	(4,062	)(1)	2,881
Other	12,822	—		12,822
Liabilities related to business to be sold	6,813	(6,813	)(2)	—

Total current liabilities	196,613	(18,005)		178,608
Long-term debt, less current maturities	428,284	(127,036	)(5)	301,248
Deferred income taxes	55,127	1,560	(1)	56,687
Commitments and contingencies	—	—		—
Shareholder’s equity	210,834	75,648	(6)	286,482

	$890,858	$(67,833)		$823,025

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Notes:

(1) Records cash used to pay interest rate swap termination fees and accrued interest expense related to the early repayment of debt and subsequent termination of interest rate swaps.

(2) Eliminates the dairy business assets sold and liabilities assumed in the transaction.

(3) Records estimated write-off of deferred financing costs related to the early repayment of debt.

(4) To reflect the reduction of income taxes payable for the tax benefit associated with the termination of interest rate swaps and the write-off of deferred financing fees.

(5) Records proceeds to Michael Foods, Inc. related to the sale of its dairy products business and the use of such proceeds to repay outstanding borrowings. The proceeds related to the sale were approximately $155,000, of which approximately $42,600 was received directly by the Company for its portion of the sale proceeds and $84,400 received from the Parent as its share of proceeds reinvested in the Company, with the remaining $28,800 being paid directly to the shareholders as a dividend to fund tax obligations incurred from the dairy products business sale. The $127,000 of proceeds retained by the Company were used to repay outstanding principal balances under Michael Foods, Inc.’s credit agreement.

(6) Records the reinvestment by the Parent of $84,400 of proceeds from the sale, net of an estimated loss by the Company from its share of the proceeds and the loss related to the early retirement of debt totaling approximately $8,900, net of taxes.

(7) All of the financial estimates in connection with the sale are subject to post-closing adjustments and reconciliations.

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

Pro Forma Condensed Consolidated Statement of Operations

Nine months ended September 30, 2003

(Unaudited, dollars in thousands)

	Historical	Pro Forma Adjustments (1)(2)		Pro Forma
Net sales	$968,209	$(144,754)		$823,455
Cost of sales	800,753	(125,862)		674,891

Gross profit	167,456	(18,892)		148,564
Selling, general and administrative expenses	91,545	(7,877)		83,668

Operating profit	75,911	(11,015)		64,896
Interest expense, net	35,840	(7,188	)(3)	28,652

Earnings before income taxes	40,071	(3,827)		36,244
Income tax expense	15,556	(1,473	)(4)	14,083

Net earnings	$24,515	$(2,354)		$22,161

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Notes:

(1) Eliminates the reported historical results of operations of the dairy products business for the nine months ended September 30, 2003.

(2) The estimated loss related to the sale of the dairy products business and the loss associated with the early retirement of debt of approximately $8,900 has not been reflected, but will be recorded in the quarter ending December 31, 2003. All of the financial estimates in connection with the sale are subject to post-closing adjustments and reconciliations.

(3) Represents an estimated reduction in interest expense of approximately $6,400 due to repayment of outstanding borrowings, on a pro forma basis, from proceeds received in connection with the sale of the dairy products business. This adjustment also includes a reduction of approximately $800 related to amortization expense that will not be incurred, on a pro forma basis, due to the write-off of deferred financing costs related to the debt repayment.

(4) Income tax expense was adjusted to record income taxes for the pro forma results on a stand-alone basis.

MICHAEL FOODS, INC.

(A wholly-owned subsidiary of M-Foods Holdings, Inc.)

Pro Forma Condensed Consolidated Statement of Operations

Year ended December 31, 2002

(Unaudited, dollars in thousands)

	Historical	Pro Forma Adjustments (1)(2)		Pro Forma
Net sales	$1,168,160	$(190,659)		$977,501
Cost of sales	953,333	(172,170)		781,163

Gross profit	214,827	(18,489)		196,338
Selling, general and administrative expenses	116,444	(5,063)		111,381

Operating profit	98,383	(13,426)		84,957
Interest expense, net	50,179	(10,089	)(3)	40,090

Earnings before income taxes	48,204	(3,337)		44,867
Income tax expense	18,543	(1,285	)(4)	17,258

Net earnings	$29,661	$(2,052)		$27,609

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Notes:

(1) Eliminates the reported historical results of operations of the dairy products business for the year ended December 31, 2002.

(2) The estimated loss of approximately $8,900 related to the sale of the dairy products business and the loss associated with the early retirement of debt is not reflected above, but will be recorded in the quarter ending December 31, 2003. All of the financial estimates in connection with the sale are subject to post-closing adjustments and reconciliations.

(3) Represents an estimated reduction in interest expense of approximately $8,900 due to repayment of outstanding borrowings, on a pro forma basis, from proceeds received in connection with the sale of the dairy products business. This adjustment also includes a reduction of approximately $1,200 related to amortization expense that will not be incurred, on a pro forma basis, due to the write-off of deferred financing costs related to the debt repayment made during the period on a historical basis.

(4) Income tax expense was adjusted to record income taxes for the pro forma results on a stand-alone basis.

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